UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 16, 2023
(Date of the earliest event reported)
Simulations Plus, Inc.
(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
42505 10th Street West, Lancaster, California 93534-7059
(Address of principal executive offices) (Zip Code)
661-723-7723
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 16, 2023, Simulations Plus, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Insight Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Immunetrics, Inc. (“Immunetrics”), a company specializing in quantitative systems pharmacology modeling, and LaunchCyte LLC, as representative of the stockholders of Immunetrics (the “Stockholder Representative”). At closing of the Merger, certain key stockholders of Immunetrics delivered executed Joinder Agreements, pursuant to which they became parties to the Merger Agreement. The Merger closed on June 16, 2023 (the “Closing”).

Pursuant to the Merger Agreement, at Closing, Merger Sub merged with and into Immunetrics through a reverse triangular merger, with Immunetrics surviving as a wholly-owned subsidiary of the Company (the “Surviving Corporation”) (the “Merger”). As consideration for the Merger, the Company agreed to pay the stockholders, former holders of stock options and former holders of phantom shares of Immunetrics (collectively, the “Equityholders”) the following cash compensation (collectively, the “Merger Consideration”):

i.At Closing, a cash payment in the amount of $13,705,082.50 (i.e., $12.0 million plus Immunetrics’ Closing cash, net of estimated net working capital adjustments at Closing, minus Immunetrics’ estimated transaction expenses, minus the Closing estimated indebtedness, minus the Holdback Amount (as defined below), minus the Stockholder Representative Expense Fund (as defined below));

ii.An amount equal to $1.8 million, which was held-back by the Company at Closing, to cover any negative net working capital adjustments (if any) and Immunetrics’ indemnification obligations under the Merger Agreement (the “Holdback Amount”); and

iii.Two future earn-out payments in the aggregate amount of up to $8.0 million (the “Earnout Payments”), subject to the terms described below.

Additionally, at Closing, the Company paid the Stockholder Representative $250,000 as an expense fund to cover expenses that it incurs in its role as Stockholder Representative (the “Stockholder Representative Expense Fund”), the excess amount of which, if any, will be distributed to Immunetrics’ stockholders (subject to certain exceptions) at such time as the Stockholder Representative may determine in its sole discretion.

The Merger Consideration is subject to adjustment based on post-closing adjustments to net working capital, closing cash, indebtedness, and transaction expenses of Immunetrics within 90 days of closing.

The Merger Agreement contains standard representations, warranties, covenants, indemnification and other terms customary in similar transactions.

Concurrently with execution of the Merger Agreement, the Company, Merger Sub, Immunetrics and the Stockholder Representative entered into an Earnout Agreement, which sets forth the terms and conditions applicable to the Earnout Payments. Pursuant to the Earnout Agreement, the Company shall pay the Equityholders an aggregate amount of up to $8.0 million of Earnout Payments if the Surviving Corporation achieves certain revenue milestones for the calendar years 2023 and 2024.

The foregoing description of the Merger Agreement, the Earnout Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of Merger Agreement and Earnout Agreement, copies of which are attached to this Current Report on Form 8-K (this “Report”) as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with, and as a condition to closing of, the Merger, on June 16, 2023, Steven Chang, the Chief Executive Officer of Immunetrics pre-Merger, was appointed as President of the Surviving Corporation and the Company entered into an Amended and Restated Employment Agreement (the “Chang Agreement”) with Mr. Chang. Pursuant to the Chang Agreement, effective as of Closing, Mr. Chang will serve as President of the Surviving Corporation.

Mr. Chang, age 55, is a successful technology entrepreneur with more than three decades of experience in identifying emerging market needs and combining state of the art technologies and resources to meet those needs. This includes raising over $30 million in corporate capital and starting/leading multiple early stage companies. Mr. Chang has served as President and Chief Executive Officer of Immunetrics since 2002. Prior to that, from 1998 to 2001, he served as Chief Executive Officer of Futuristic Labs, Inc. His experience includes work in diverse markets such as power generation, transportation logistics, critical care medicine, pharmaceutical drug development, quantitative systems pharmacology, and mobile applications. He is the recipient of two Westinghouse Signature Awards of Excellence. Mr. Chang received a BS and an MS in Electrical Engineering from the Rensselaer Polytechnic Institute in New York.

The initial term of the Chang Agreement is two years, after which it shall automatically renew for successive one year terms (collectively, the “Term”), subject to earlier termination in accordance with the terms thereof. Pursuant to the Chang Agreement, Mr. Chang shall be entitled to receive an annual base salary of $330,000 and shall be eligible to receive (i) a grant of stock options under the Company’s 2021 Equity Incentive Plan, as determined by the board of directors of the Company (the “Board”), and (ii) for each fiscal year during the Term, a performance bonus in an amount not to exceed 10% of his base salary, payable at the end of each calendar year, the amount of which shall be determined by the compensation committee of the Board based on the financial performance and achievements of the Company for the previous fiscal year, provided that Mr. Chang must be employed by the Company on the last day of the applicable calendar year to be eligible for the bonus related to the last fiscal year.

In the event that Mr. Chang is terminated without Cause (as defined in the Chang Agreement), Mr. Chang shall be paid his salary and benefits through the effective date of termination. In addition, so long as he signs a release of claims, he shall receive a one-time payment of an amount equal to the greater of (i) twelve months of his base salary and (ii) his base salary for the remaining term of the Chang Agreement.

Except as set forth in the Merger Agreement, there is no other arrangement or understanding between Mr. Chang and any other person pursuant to which Mr. Chang was appointed as President of the Surviving Corporation. There are no family relationships between Mr. Chang and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Chang is not a participant in any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with this appointment.

The foregoing description of the Chang Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Chang Agreement, a copy of which is attached to this Report as Exhibit 10.3 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

On June 20, 2023, the Company issued a press release announcing the Merger. The press release is furnished as Exhibit 99.1 to this Report.

In accordance with General Instructions B.2 of Form 8-K, the information set forth in Item 7.01 of this Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Report.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Report, including the disclosures set forth herein and Exhibit 99.1 attached hereto, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report or reports hereafter furnished, including in other publicly available documents filed with the Securities and Exchange Commission (the “Commission”), to the Company’s stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

2.1*	Agreement and Plan of Merger by and among Simulations Plus, Inc., Insight Merger Sub, Inc., Immunetrics, Inc. and LaunchCyte LLC, dated June 16, 2023.
10.1*	Earnout Agreement by and among Simulations Plus, Inc., Insight Merger Sub, Inc., Immunetrics, Inc. and LaunchCyte LLC, dated June 16, 2023.
10.2	Amended and Restated Employment Agreement between Simulations Plus, Inc. and Steven Chang, dated June 16, 2023.
99.1	Press release issued on June 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules, exhibits, and similar supporting attachments or agreements to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: June 20, 2023	By: /s/ Will Frederick
Will Frederick
Chief Financial Officer
4